UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026 (March 5, 2026)

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Howard Hughes Holdings Inc. (the “Company”) with the Securities and Exchange Commission on March 6, 2026 (the “Original Form 8-K”). The Original Form 8-K disclosed the date of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and the record date for stockholders entitled to vote at the 2026 Annual Meeting.

This Amendment is being filed solely to update the date of the 2026 Annual Meeting and the record date for stockholders entitled to vote at the 2026 Annual Meeting. Except as described in this Amendment, the Original Form 8-K remains unchanged and in effect.

Item 8.01	Other Events.

At a meeting held on March 5, 2026, the Company’s Board of Directors (the “Board”) previously approved June 4, 2026 as the date of the 2026 Annual Meeting and April 6, 2026 as the record date for stockholders entitled to vote at the 2026 Annual Meeting, as disclosed in the Original Form 8-K filed on March 6, 2026.

On March 31, 2026, the Board determined that it is in the best interests of the Company and its stockholders to change both the date of the 2026 Annual Meeting and the related record date in order to allow the Board and management to provide a timely update regarding, and discuss with stockholders, the Company’s previously announced acquisition of Vantage Group Holdings Ltd., a privately held leading specialty insurance and reinsurance company, which is currently expected to close in the second quarter of 2026.

The 2026 Annual Meeting will now be held on September 17, 2026. The Board has fixed the close of business on July 22, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on July 22, 2026 will be entitled to notice of, and to vote at, the 2026 Annual Meeting.

The specific time, location and format (including any means of remote communication, if applicable) of the 2026 Annual Meeting will be specified in the Company’s definitive proxy statement and related proxy materials for the 2026 Annual Meeting, which will be filed with the Securities and Exchange Commission and mailed or otherwise made available to stockholders entitled to vote as of the record date.

The previously announced date of June 4, 2026 for the 2026 Annual Meeting and the previously announced record date of April 6, 2026 for stockholders entitled to vote at the 2026 Annual Meeting, as described in the Original Form 8-K, are no longer applicable.

In connection with the foregoing, the Company is providing updated deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the 2026 Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received no later than a reasonable time before the Company plans to begin printing and mailing its proxy materials. Accordingly, the deadline for submission of Rule 14a-8 proposals to be included in the Company’s proxy materials for the Annual Meeting is April 17, 2026.

In accordance with the Company’s amended and restated bylaws (the “Bylaws”), because the date of the 2026 Annual Meeting is less than thirty (30) days before the anniversary date of the immediately preceding 2025 annual meeting of stockholders, stockholder proposals submitted outside of the Rule 14a-8 process and nominations for election to the Board at the Annual Meeting, even if the nomination is not to be included in the proxy statement for such meeting, must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary of the preceding annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the anniversary of the preceding annual meeting. Accordingly, notice of stockholder proposals or director nominations under the Bylaws for the Annual Meeting must be received no earlier than June 2, 2026 and no later than July 2, 2026.

In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 1, 2026.

A copy of the Company’s press release announcing the updates above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel and Secretary

Date: March 31, 2026